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SUN MEDIA CORPORATION
FINANCIAL STATEMENT SCHEDULE
SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS
(Amounts in thousands of Canadian dollars)


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                                                 Balance,
                                               beginning of      Charged to costs                      Balance, end
                                                   year            and expenses       Deductions         of year
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
Allowance for doubtful accounts receivable

      Year ended December 31:
             2000                                $7,216            $1,938 (1)          $4,019 (2)          5,135
             2001                                 5,135             1,775 (1)           3,059 (2)          3,851
             2002                                 3,851             2,837 (1)           2,770 (2)          3,918


Notes:

     (1) Represents increase in allowance for doubtful accounts receivable charged to expense.

     (2) Represents the accounts receivable written-off against the allowance for doubtful accounts receivable.
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